UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Merger (as defined and described in Item 2.01 of this Current Report on Form 8-K), on July 29, 2016, Xenith Bankshares, Inc. (the “Company”) repaid in full all outstanding amounts under the Credit Agreement, dated September 30, 2014, between the Company and Raymond James Bank, N.A. and terminated all commitments and obligations thereunder. The payoff amount was $10,486,095.46 and included all accrued interest associated therewith.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective July 29, 2016, the Company completed its previously announced merger (the “Merger”) with Hampton Roads Bankshares, Inc., a Virginia corporation (the “Surviving Company”), pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of February 10, 2016, by and between the Company and the Surviving Company. At the effective time of the Merger (the “Effective Time”), the Company merged with and into the Surviving Company, with the Surviving Company surviving the Merger. Also at the Effective Time, the Surviving Company changed its name from “Hampton Roads Bankshares, Inc.” to “Xenith Bankshares, Inc.” and changed its ticker symbol to “XBKS.”

Pursuant to the Merger Agreement, holders of Company common stock, par value $1.00 per share (“Company Common Stock”), have a right to receive 4.4 shares (the “Exchange Ratio”) of common stock of the Surviving Company, par value $0.01 per share (the “Surviving Company Common Stock”), for each share of Company Common Stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares (the “Merger Consideration”). Each outstanding share of Surviving Company Common Stock remained outstanding and was unaffected by the Merger.

At the Effective Time, each stock option granted by the Company (a “Company Option”) and each warrant exercisable for shares of Company Common Stock (a “Company Warrant”), in each case, that was outstanding and unexercised as of immediately prior to the Effective Time and whether or not vested, was converted into an option or warrant to acquire, on the same terms and conditions as were applicable under such Company Option or Company Warrant immediately prior to the Effective Time, the number of shares of Surviving Company Common Stock equal to the number of shares of Company Common Stock subject to such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (rounding any resultant fractional share down to the nearest whole number of shares), at a price per share of Surviving Company Common Stock equal to the price per share under such Company Option or Company Warrant divided by the Exchange Ratio (rounding any resultant fractional cent up to the nearest whole cent). At the Effective Time, each restricted stock award granted by the Company and each restricted stock unit award in respect of Company Common Stock granted by the Company, in each case, that became vested and/or payable by its terms as of the Effective Time or by reason of the consummation of the Merger, was converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock underlying such award, less any applicable tax withholdings.

Pursuant to the Merger Agreement and immediately following the Merger, Xenith Bank, a Virginia banking corporation and wholly owned subsidiary of the Company, merged (the “Bank Merger”) with and into the Surviving Company’s wholly owned bank subsidiary, The Bank of Hampton Roads (the “Surviving Bank”), with the Surviving Bank surviving the Bank Merger. In connection with the Bank Merger, the Surviving Bank changed its name from “The Bank of Hampton Roads” to “Xenith Bank.”

In connection with the Merger, pursuant to an Assignment and Assumption Agreement, dated as of July 29, 2016, by and between the Company and the Surviving Company, the Surviving Company assumed all of the Company’s rights in and duties and obligations, including but not limited to the punctual payment of principal and interest, under the Company’s outstanding 6.75% Subordinated Notes due 2025.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Stock Market (the “NASDAQ”). On July 29, 2016, the Company notified the NASDAQ that the transactions contemplated by the Merger Agreement had closed and that the Merger was complete and requested that the NASDAQ suspend trading in shares of Company Common Stock and file with the Securities and Exchange Commission (the “Commission”) a notification of delisting of Company Common Stock on Form 25 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Company Common Stock is no longer listed on the NASDAQ.

The Company intends to file with the Commission certifications on Form 15 under the Exchange Act to deregister the Company Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to the Rights of Security Holders.

At the Effective Time, each outstanding share of Company Common Stock was converted into the right to receive 4.4 shares of Surviving Company Common Stock.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On July 29, 2016, the Company was merged with and into the Surviving Company pursuant to the Merger Agreement, with the Surviving Company surviving the Merger.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the Company’s directors resigned from the Company’s board of directors immediately prior to the Effective Time. At the Effective Time, pursuant to the terms of the Merger Agreement, the Company’s executive officers ceased serving in such capacities.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 28, 2016, the Company held the a special meeting of the Company’s shareholders (the “Special Meeting”). There were 13,171,779 shares of the Company Common Stock outstanding on the record date and entitled to vote at the Special Meeting, and 10,025,481 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Special Meeting. The Company’s shareholders voted on the following: (1) a proposal to approve the Merger Agreement and the related plan of merger set forth therein (the “Merger Proposal”); (2) a proposal to approve, by advisory (non-binding) vote, certain compensation that may be paid or become payable to the Company’s named executed officers in connection with the Merger (the “Merger-Related Compensation Proposal”); and (3) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”). The Company’s shareholders approved each of the proposals.

The final voting results for each proposal were as follows:

	For	Against	Abstain
Proposal 1 – Merger Proposal	10,012,994	5,598	6,939
Proposal 2 – Merger-Related Compensation Proposal	8,981,650	1,016,227	27,604
Proposal 3 – Adjournment Proposal	9,820,989	91,582	112,910

Item 8.01. Other Events.

On July 28, 2016, the Company and the Surviving Company issued a joint press release announcing the approval by the Company’s shareholders of the Merger Proposal and the approval by the Surviving Company’s shareholders of a corresponding proposal to approve the Merger Agreement and related plan of merger set forth therein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 29, 2016, the Company and the Surviving Company issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of February 10, 2016, by and between the Company and the Surviving Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 16, 2016 (File No. 000-53380)).

99.1	Joint Press Release, dated July 28, 2016.

99.2	Joint Press Release, dated July 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016

XENITH BANKSHARES, INC. (f/k/a Hampton Roads Bankshares, Inc.), as successor to Xenith Bankshares, Inc.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of February 10, 2016, by and between the Company and the Surviving Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 16, 2016 (File No. 000-53380)).

99.1	Joint Press Release, dated July 28, 2016.

99.2	Joint Press Release, dated July 29, 2016.